Exhibit 99 — Joint Filer Information

Name:		MP (Thrift) LLC
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MPGOP III Thrift AV-I L.P.
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MPGOP (Cayman) III Thrift AV-I L.P.

Address:		c/o Walkers SPV Limited
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002, Cayman Islands

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MP (Thrift) Global Partners III LLC
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MP (Thrift) Asset Management LLC
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MP (Thrift) Global Opportunities Investments III L.P.
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		MP (Thrift) Global Opportunities Partners (Special) III L.P.
Corporation Service Company

Address:		2711 Centerville Road, Suite 400
Wilmington, DE 19808

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, General Counsel

Name:		Mark R. Patterson
MatlinPatterson Global Advisers LLC

Address:		520 Madison Avenue
New York, New York 10022-4213

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, Attorney-in-Fact

Name:		David J. Matlin
MatlinPatterson Global Advisers LLC

Address:		520 Madison Avenue
New York, New York 10022-4213

Signature:	/s/ Robert H. Weiss

Robert H. Weiss, Attorney-in-Fact